At RFMD®                                                                                                   At the Financial Relations Board
Dean Priddy                              Doug DeLieto                                          Joe Calabrese
CFO                                         VP, Investor Relations                             212-827-3772
336-678-7975                          336-678-7968

FOR IMMEDIATE RELEASE
July 29, 2008

RFMD® DELIVERS JUNE QUARTERLY REVENUE OF $240.5 MILLION

Company On Track For At Least 10% Non-GAAP Operating Income

By December Quarter

Business Highlights:

  Quarterly Revenue Increased 9.0% Sequentially And 13.7% Year-Over-Year To $240.5 Million

  Quarterly GAAP Diluted Loss Per Share Totaled ($0.09)

  Quarterly Non-GAAP Diluted Earnings Per Share (EPS) Totaled $0.03

  GAAP Gross Margin Improved To 30.1% And Non-GAAP Gross Margin Increased 240 Basis Points To 33.0%

  RFMD's Cellular Products Group (CPG) Achieved 10% Sequential Growth In Cellular Front Ends

  RFMD's Multi-Market Products Group (MPG) Significantly Exceeded RFMD's Revised Revenue Target Of 20% Sequential Growth, Provided On June 3, 2008

  RFMD Expects September 2008 Quarterly Revenue To Be In The Range Of $250 Million To $260 Million

  September Quarterly GAAP Diluted Loss Per Share Is Expected To Be In The Range Of ($0.03) To ($0.05)

  September Quarterly Non-GAAP Diluted EPS Is Expected To Be Approximately $0.05

GREENSBORO, N.C., July 29, 2008 -- RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components, today reported financial results for its fiscal 2009 first quarter ended June 28, 2008.  Quarterly revenue increased approximately 13.7% year-over-year and approximately 9.0% sequentially to $240.5 million.  Operating loss was approximately ($39.7) million on a GAAP basis, reflecting restructuring charges related to the strategic restructuring announced on May 6, 2008.  Non-GAAP operating income was approximately $2.3 million.  Non-GAAP gross margin improved sequentially 240 basis points during the quarter, primarily driven by the sequential increase in MPG revenue.  Consistent with guidance provided on May 6, 2008, RFMD's June 2008 quarterly revenue reflected broad-based strength in MPG and a 10% sequential increase in sales of cellular front ends.

RFMD® Product Group Highlights

CPG

  Sales of cellular front ends increased 10%, or approximately three times the industry's growth rate in the June quarter

  RFMD shipped production volumes of cellular front ends to all five of the world's leading handset OEMs

  RFMD is experiencing increased design and bookings activity, driven by multiple customers

  RFMD is on track to eliminate approximately $75 million in annual CPG product development expenses by the end of the calendar year

 MPG

  MPG significantly exceeded RFMD's revised revenue target of 20% sequential growth in MPG revenue

  All five MPG product lines - Aerospace & Defense, Broadband/Consumer, Standard Products, Wireless Infrastructure and Wireless Connectivity - grew sequentially

  The sequential increase in MPG revenue was a significant contributor to RFMD's 240-basis point improvement in non-GAAP gross margin

  June 2008 quarterly results reflected new "soft synergies" from the Sirenza Microdevices acquisition, including supply chain savings and volume buying power on component parts

  MPG released 27 new products and is on track to release more than 100 new products in fiscal 2009

  RFMD is on track to exceed its fiscal 2009 revenue goal of $250 million in MPG revenue

GAAP and non-GAAP financial measures are presented in the tables below, and non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS
(in millions, except percentages and per share data)	Q1 Fiscal 2009	Q4 Fiscal 2008	% Change vs. Q4 2008	Q1 Fiscal 2008	% Change vs. Q1 2008

Revenue	$240.5	$220.6	9.0%	$211.6	13.7%
Gross Margin	30.1%	25.2%	4.9ppt	31.5%	(1.4)ppt
Operating Loss	$(39.7)	$(32.8)	20.9%	$(1.8)	2,162.1%
Net (Loss) Income	$(24.1)	$(17.2)	39.9%	$23.6	(202.2)%
Diluted (LPS) EPS	$(0.09)	$(0.06)	47.9%	$0.11	(186.6)%

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, amortization of acquisition-related inventory step-up, acquired in process research and development charge, manufacturing facility relocation and related costs, manufacturing start-up costs, loss on investment, restructuring charges, valuation allowance adjustment and the tax effect on non-GAAP restructuring adjustments)

(in millions, except percentages and per share data)	Q1 Fiscal 2009	Q4 Fiscal 2008	% Change vs. Q4 2008	Q1 Fiscal 2008	% Change vs. Q1 2008

Gross Margin	33.0%	30.6%	2.4ppt	31.9%	1.1ppt
Operating Income (Loss)	$2.3	$(13.4)	117.2%	$2.3	2.4%
Net Income	$7.9	$2.2	260.8%	$6.6	21.1%
Diluted EPS	$0.03	$0.01	270.7%	$0.03	(7.6)%

Financial Guidance And Business Outlook

  Revenue in the September 2008 quarter is currently expected to be in the range of $250 million to $260 million

  RFMD forecasts CPG revenue will increase sequentially in the September 2008 quarter, driven by handset unit volume growth, share gains at targeted accounts, new handset launches and improved order visibility

  RFMD forecasts MPG revenue will increase sequentially in the September 2008 quarter, supported by improved order visibility across multiple markets

  GAAP net loss in the September 2008 quarter is currently expected to be in the range of ($0.03) to ($0.05) per diluted share, including approximately $15 million to $20 million in restructuring charges related to the strategic restructuring announced on May 6, 2008

  Non-GAAP net income in the September 2008 quarter is currently expected to be approximately $0.05 per diluted share, excluding estimated share-based compensation expense, amortization of intangibles and restructuring charges

The methodology used by RFMD to estimate share-based compensation expense does not factor in items such as new grants, terminations or amounts that may be capitalized in inventory, and the methodology used to estimate amortization of intangibles assumes no additional intangible assets are recorded.  RFMD does not estimate the impact of share-based compensation expense on gross margin or operating expenses and will provide this information with its September 2008 quarterly results.  Accordingly, actual quarterly results may differ from these estimates, and such differences may be material.

Comments From Management
Bob Bruggeworth, president and CEO of RFMD, said, "RFMD's new strategy and diversification efforts are already paying dividends - one quarter ahead of our original estimates, driven by exceptional teamwork and steady execution by the entire RFMD team.  We gained share in cellular RF components, with front end revenue increasing 10% sequentially, and our performance in MPG easily exceeded our revised revenue target of 20% sequential revenue growth.

"Consistent with our strategic restructuring announcement on May 6, we have eliminated all product development expenses related to wireless systems, and we believe our organization is now positioned to achieve sustainable, long-term growth and profitability.  We have already begun to deliver the expense reductions forecast for later this year, and we are well on our way to achieving our stated goal of at least 10% non-GAAP operating income and double-digit return on invested capital (ROIC) by the December quarter."

Dean Priddy, CFO and corporate vice president of administration of RFMD, said, "RFMD's June financial performance and September quarterly guidance highlight the progress we have made in achieving our financial goals.  RFMD's sharpened focus on RF components and compound semiconductors is driving our revenue and profitability, and our expense reductions are ahead of schedule.  As our June results demonstrate, our 240-basis point sequential improvement in gross margin and approximately 700-basis point sequential improvement in operating margin are leading indicators of the superior financial leverage RFMD is positioned to deliver."

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross margin, (ii) non-GAAP operating (loss) income, (iii) non-GAAP net income, and (iv) non-GAAP net income per diluted share.  Each of these non-GAAP financial measures is adjusted from GAAP results to exclude certain expenses that are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" table on page 8.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs.  In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

     Non-GAAP gross margin.  Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, an adjustment for amortization of acquisition-related inventory step-up and an adjustment for manufacturing facility relocation and related costs.  We believe that exclusion of these costs in presenting non-GAAP gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies.  We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business.  In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, we believe that presentation of non-GAAP gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross margins and other financial measures in comparison to both prior periods as well as to its competitors.  We also believe that the adjustments to margin related to business acquisitions (amortization of acquisition-related inventory step-up and an adjustment for manufacturing facility relocation and related costs) do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.

We believe disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

     Non-GAAP operating (loss) income.  Non-GAAP operating (loss) income excludes share-based compensation expense, amortization of intangible assets, restructuring charges, acquired in-process research and development, amortization of acquisition-related inventory step-up, costs associated with the relocation of a manufacturing facility, manufacturing start-up costs, and adjustments associated with the discontinuation of our WLAN chipset development efforts.  We believe that presentation of a measure of operating (loss) income that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross margin.  We believe that restructuring charges, manufacturing start-up costs, acquired in-process research and development, amortization of acquisition-related inventory step-up, and costs associated with the relocation of a manufacturing facility, do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP operating (loss) income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

     Non-GAAP net income and non-GAAP net income per diluted share.  Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring charges, manufacturing start-up costs, acquired in-process research and development, amortization of acquisition-related inventory step-up, costs associated with the relocation of a manufacturing facility, loss on investment, valuation allowance adjustment and also reflect an adjustment of income tax associated with the exclusion of non-GAAP restructuring adjustments.  We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.  We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

     Limitations of non-GAAP financial measures.  The primary material limitations associated with the use of non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP net income and non-GAAP net income per diluted share as compared to the most directly comparable GAAP financial measures of gross margin, operating (loss) income, net (loss) income and net (loss) income per diluted share are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross margin, operating (loss) income, net (loss) income and net (loss) income per diluted share.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investor Info).  A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11116474.

 About RFMD: About RFMD: RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components.  RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets.  RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with our planned exit from our wireless systems business, including cellular transceivers and GPS solutions, the risk that restructuring charges may be greater than originally anticipated and that the cost savings and other benefits from the restructuring may not be achieved, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 28, 2008	June 30, 2007

Total revenue	$240,492	$211,599

Costs and expenses:
Cost of goods sold	168,163	144,901
Research and development	51,354	47,688
Marketing and selling	18,522	12,230
General and administrative	13,058	7,776
Other operating expense	29,098	759

Total costs and expenses	280,195	213,354

Operating loss	(39,703)	(1,755)
Other (loss) income	(79)	6,069

(Loss) income before income taxes	$(39,782)	$4,314
Income tax benefit	15,659	19,287

Net (loss) income	$(24,123)	$23,601

Net (loss) income per share, diluted	$(0.09)	$0.11

Weighted average outstanding diluted shares	261,249	227,504

 RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 28,	March 29,	June 30,
	2008	2008	2007

GAAP operating loss	$(39,703)	$(32,832)	$(1,755)
Share-based compensation expense	4,481	4,645	2,791
Amortization of intangible assets	7,771	7,682	461
Acquired in process research and development	1,400	-	-
Amortization of acquisition-related inventory step-up	661	5,482	-
Charges related to strategic restructuring	26,568	-	-
Restructuring charges related to sale of substantially all Bluetooth® assets	-	-	329
Restructuring charges related to the integration of Sirenza and other	474	998	-
Manufacturing start-up costs	657	299	430
Manufacturing facility relocation and related costs	-	337	-
Non-GAAP operating income (loss)	2,309	(13,389)	2,256

GAAP net (loss) income	(24,123)	(17,240)	23,601
Share-based compensation expense	4,481	4,645	2,791
Amortization of intangible assets	7,771	7,682	461
Acquired in process research and development	1,400	-	-
Amortization of acquisition-related inventory step-up	661	5,482	-
Charges related to strategic restructuring	26,568	-	-
Restructuring charges related to sale of substantially all Bluetooth® assets	-	-	329
Restructuring charges related to the integration of Sirenza and other	474	998	-
Manufacturing start-up costs	657	299	430
Manufacturing facility relocation and related costs	-	337	-
Loss on investment	-	-	671
Tax effect on non-GAAP restructuring adjustments	(9,944)	-	-
Valuation allowance adjustment	-	-	(21,722)

Non-GAAP net income	7,945	2,203	6,561
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	660	-	669
Non-GAAP net income plus assumed conversion of notes-Numerator for diluted income per share	$8,605	$2,203	$7,230

GAAP weighted average outstanding diluted shares	261,249	276,085	227,504
Adjustments:
Diluted stock options	1,745	1,952	-
Assumed conversion of 1.50% convertible notes	30,144	-	-
Non-GAAP weighted average outstanding diluted shares	293,138	278,037	227,504

Non-GAAP net income per share, diluted	$0.03	$0.01	$0.03

GAAP gross margin percentage	30.1%	25.2%	31.5%
Adjustment for amortization of acquisition-related inventory step-up	0.3%	2.5%	-
Adjustment for share-based compensation	0.3%	0.2%	0.2%
Adjustment for manufacturing facility relocation and related costs	-	0.2%	-
Adjustment for intangible amortization	2.3%	2.5%	0.2%
Non-GAAP gross margin percentage	33.0%	30.6%	31.9%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 28, 2008 (Unaudited)	March 29, 2008 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$116,581	$129,750
Restricted cash	69	504
Short-term investments	80,490	100,841
Accounts receivable, net	117,246	115,629
Inventories	180,196	190,753
Other current assets	93,663	84,556
Total current assets	588,245	622,033

Property and equipment, net	417,741	430,237
Goodwill	716,179	701,317
Long-term investments	24,586	26,336
Intangible assets, net	206,159	205,072
Other assets	31,770	32,200
Total assets	$1,984,680	$2,017,195

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$123,044	$130,785
Current portion - long-term debt	4,613	4,523
Other short-term liabilities, net	150	283
Total current liabilities	127,807	135,591

Long-term debt, net	616,211	616,698
Other long-term liabilities	22,323	26,269
Total liabilities	766,341	778,558

Shareholders' equity:
Total shareholders' equity	1,218,339	1,238,637

Total liabilities and shareholders' equity	$1,984,680	$2,017,195